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                                                                    EXHIBIT 1.2



                            CREDIT ACCEPTANCE CORPORATION

                             MEDIUM-TERM NOTES, SERIES A

                                DISTRIBUTION AGREEMENT


William Blair & Company, L.L.C.   NationsBanc Capital Markets, Inc.
222 West Adams Street             NationsBanc Corporate Center
Chicago, Illinois  60606               7th Floor
                                  100 N. Tryon St., NC1-007-07-01
First Chicago Capital Markets,    Charlotte, NC 28255
  Inc.
One First National Plaza
Chicago, IL 60670


                             _________________, 1997

Ladies and Gentlemen:

    Credit Acceptance Corporation, a Michigan corporation (the "Company"), proposes to issue and sell from time to time its Medium-Term Notes, Series A (the "Securities") in an aggregate amount of up to $_______________ and agrees with each of you (individually, an "Agent," and collectively, the "Agents") as set forth in this Agreement.

    Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each a "Terms Agreement"), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 2(b) hereof.

    The Securities will be issued under an indenture, dated as of ______________, 1997 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"). The Securities shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof

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established, from time to time by the Company in accordance with the Indenture.

    1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each Agent that:

         (a) A registration statement on Form S-3 (Registration No. 333-_________) in respect of debt securities of the Company, including the
    Securities, has been filed with the Securities and Exchange Commission
    (the "Commission") in the form heretofore delivered or to be delivered to such Agent, excluding exhibits to such registration statement but including all documents incorporated by reference in the prospectus contained therein, and such registration statement in such form has been declared effective by the Commission and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement together with any other registration statement with respect to the Securities, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding the Statement of Eligibility on Form T-1 (the "Statement of Eligibility") and, if applicable, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Act"), in accordance with Section 4(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement, each as amended at the time such part became effective, being hereinafter collectively called the "Registration Statement"; the prospectus
    (including the prospectus supplement dated ______________, 1997) relating to the Securities, in the form in which it has most recently been filed or transmitted for filing with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Prospectus; any reference to any amendment or supplement to the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a
    "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such Prospectus, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by

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    reference in such Prospectus; any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities sold pursuant to this Agreement, in the form filed with the Commission pursuant to Rule 424 under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

         (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

         (c) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects, to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations

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    of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

         (d) The Securities have been duly and validly authorized, and, when authenticated by the Trustee in accordance with the Indenture and issued and delivered pursuant to this Agreement, the Indenture and any Terms Agreement against payment of the consideration therefor, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies; and the Securities of any particular issuance of Securities will conform to the description thereof in the Prospectus as amended or supplemented to relate to such issuance of Securities;

         (e) The Indenture has been duly and validly authorized, executed and delivered by the Company and, upon execution and delivery by the Trustee, will constitute a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies. The Indenture complies with the Trust Indenture Act and has been duly qualified under the Trust Indenture Act. The Indenture conforms to the description thereof contained in the Prospectus;

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         (f) This Agreement has been duly authorized, executed and
    delivered by the Company. The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not result in the breach, or be in contravention, of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or the Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities by the Company or the consummation by the Company of the other transactions contemplated by this Agreement or any Terms Agreement or the Indenture, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by such Agent of offers to purchase Securities from the Company and with purchases of Securities by such Agent as principal, as the case may be, in each case in the manner contemplated hereby;

         (g) The subsidiaries (the "Subsidiaries") identified in an officers' certificate, dated the date hereof, are the only subsidiaries of the Company. The only Subsidiaries that own over five percent (5%) of the Consolidated Net Tangible Assets (as defined in the Indenture) or are "significant subsidiaries," as such term is defined in Rule 405 are Buyers Vehicle Protection Plan, Inc., a Michigan corporation ("BVPP"), and Credit Acceptance Corporation UK Limited, a limited liability company organized under the laws of England and Wales ("CACUK" and together with BVPP, the "Significant Subsidiaries").

         (h) The Company and the Subsidiaries have been duly incorporated or organized and are validly existing as corporations, or in the case of CACUK and Credit Acceptance

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    Corporation Ireland Limited ("CACIL") as a limited liability company, in good standing under the laws of their respective places of incorporation, or in the case of CACUK and CACIL no liquidator, administrator or receiver has been appointed, with corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company and each Subsidiary is duly qualified to do business as a foreign corporation, or in the case of CACUK and CACIL as a limited liability company, under the corporation law of, and is in good standing as such in, each jurisdiction in which it owns or leases properties, has an office, or in which business is conducted by it and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the financial condition, assets, business, business prospects or results of operations of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification;

         (i) The Company has an authorized capitalization as set forth in or incorporated by reference in the Prospectus. The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record directly or indirectly by the Company (except that all of the outstanding common shares of CAC Ohio, which constitutes 1% of the issued and outstanding capital stock of CAC Insurance Agency of Ohio, Inc., are owned by Thomas Ciatti and one share of CACIL is held by the Company's attorney in Ireland as a nominee and on behalf of and in trust for the Company), and, except as set forth in the Registration Statement or the Prospectus, are free and clear of any liens, claims, security interests, pledges, charges, encumbrances, shareholders' agreements and voting trusts or rights of others. Except as set forth in the Registration Statement or the Prospectus and other than options granted subsequent to December 31, 1996 pursuant to option plans described in the Registration Statement or the Prospectus, there are no options, agreements, contracts or other rights in existence to acquire from the Company or any Subsidiary any of the capital stock of the Company or any Subsidiary;

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         (j) The accountants who have expressed their opinions with respect to certain of the financial statements and schedules included or incorporated by reference in the Registration Statement are independent accountants as required by the Act;

         (k) The consolidated financial statements and schedules of the Company included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated statements of income, shareholders' equity and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein;

         (l) Neither the Company nor any Subsidiary is in violation of its articles of incorporation or bylaws or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which would not have a Material Adverse Effect;

         (m) Except as set forth or incorporated by reference in the Registration Statement or the Prospectus, there are no material legal or governmental proceedings pending, or to the Company's knowledge, threatened to which the Company or any Subsidiary is or may be a party or of which material property owned or leased by the Company or any Subsidiary is or may be the subject, or related to environmental or discrimination matters which are required to be disclosed in the Registration Statement or Prospectus and which are not so disclosed, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto;

         (n) There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock except as disclosed in the Prospectus;

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         (o) The Company and each of its Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company and its Subsidiaries taken as a whole. The Company and each of its Subsidiaries hold their respective leased properties which are material to the Company and its Subsidiaries taken as a whole under valid and binding leases;

         (p) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by, set forth in or incorporated by reference in the Registration Statement or the Prospectus, the Company and the Subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any change in the financial condition, assets, business, business prospects or results of operations of the Company and the Subsidiaries which would have a Material Adverse Effect;

         (q) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

         (r) The Company together with the Subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all trademarks, copyrights and other proprietary rights ("Trade Rights") material to the business of the Company and each of the Subsidiaries taken as a whole. Neither the Company nor any Subsidiary has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any Subsidiary has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a Material Adverse Effect;

         (s) The conduct of the business of the Company and each Subsidiary is in compliance in all respects with applicable federal, state, local and foreign laws and

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    regulations (including, without limitation, Regulation Z, the Truth in
    Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the rules and regulations of the Federal Trade Commission, and other federal, state and local laws, rules and regulations that pertain to repossession of collateral, consumer debt collection practices, garnishment of wages, truth in lending, insurance premium financing and the sale of vehicle service agreements) except where the failure to be in compliance would not have a Material Adverse Effect;

         (t) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered with or exempt from the registration requirements of the Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws;

         (u) The Company and each Subsidiary have filed all necessary federal, state and local income and franchise tax returns and have paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could reasonably be expected to have a Material Adverse Effect;

         (v) There are no negotiations now underway with any party or parties with regard to the possible sale of the Company or of a block of its capital stock exceeding, in the aggregate, 5% of the then-outstanding capital stock except as described in the Registration Statement;

         (w) The Company is not conducting, and does not intend to conduct, its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended ("Investment Company Act"); and

         (x) Immediately after any sale of Securities by the Company hereunder or under any Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

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    2. SOLICITATIONS BY AGENTS.

    (a) On the basis of the representations and warranties, but subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, any debt securities with a maturity at the time of original issuance of 9 months to 30 years except pursuant to this Agreement, any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. Notwithstanding anything to the contrary in this Agreement, the Company reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale. These provisions shall not limit 4(f) hereof or any similar provision included in any Terms Agreement.

    Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedures attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company (the "Administrative Procedure"). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Company will furnish to the Trustee a copy of the Administrative Procedure as from time to time in effect.

    The Company reserves the right, in its sole discretion, to instruct any or all of the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one business day in Chicago, Illinois, after receipt of notice from the Company, the Agents will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

    The Company agrees to pay each Agent in the form of a discount a commission, at the time of settlement of any sale of a Security by

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the Company as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold:

                                 Commission
                               (percentage of
                                 aggregate
                              principal amount
                  RANGE OF MATURITIES OF SECURITIES SOLD)

    From 9 months to less than 1 year.........   .125%
    From 1 year to less than 18 months........   .150%
    From 18 months to less than 2 years.......   .200%
    From 2 years to less than 3 years.........   .250%
    From 3 years to less than 4 years.........   .350%
    From 4 years to less than 5 years..........  .450%
    From 5 years to less than 6 years.........   .500%
    From 6 years to less than 7 years.........   .550%
    From 7 years to less than 10 years........   .600%
    From 10 years to less than 15 years.......   .625%
    From 15 years to less than 20 years.......   .675%
    20 years and more.........................   .750%

    (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement (which may be an oral agreement, confirmed in writing) which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof.

    For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure. For each such sale of Securities to an agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay such Agent a

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commission (or grant an equivalent discount) as provided in Section 2(a)
hereof and in accordance with the schedule set forth therein.

    Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a "Time of Delivery."

    3. DOCUMENT DELIVERY.  The documents required to be delivered pursuant to
Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois, on the date of this Agreement, which date of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such date being referred to herein as the "Commencement Date").

    4. COVENANTS OF THE COMPANY.  The Company covenants and agrees with each
Agent:

         (a)(i) To make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Commencement Date which shall be reasonably disapproved by any Agent promptly after reasonable notice thereof, unless such amendment or supplement has been requested by the Commission or is, in the Company's judgment, required by law or
    (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related
    Time of Delivery which shall be reasonably disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and the Company and to file such Pricing Supplement pursuant to Rule 424 under the Act; (iii) to make no further amendment or any supplement to the Registration Statement or Prospectus, other than through the filing of reports under the Exchange Act or through the Pricing Supplement, at any time prior to having afforded each Agent a reasonable opportunity to review and comment on it; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to

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    advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed or transmitted for filing with the Commission, of the issuance by the Commission of any stop order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information;
    and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its reasonable efforts to obtain its withdrawal;

         (b) Promptly from time to time to take such action as such Agent reasonably may request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution of the Securities; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

         (c) To furnish such Agent with copies of the Registration Statement and each amendment thereto, with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedure), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent may reasonably request from time to time so long as the Agents are required to deliver a Prospectus in connection with the sales of, or solicitations of offers to purchase, the Securities; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or

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    omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transaction in the Securities, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

         (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after
    (i) the effective date of the Registration Statement, (ii) the effective date of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
    158);

         (e) So long as any Securities are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to shareholders and deliver to such Agent (i) promptly after they are filed, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

         (f) That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the earlier of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company by such Agent, and (ii) the related Time of Delivery, the Company will not, without the prior written consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which both mature more than nine months after such Time of Delivery and are substantially similar to such Securities;

         (g) That each acceptance by the Company of an offer to purchase Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Delivery for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities).

         (h) That reasonably in advance of each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement) and each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by McDermott, Will & Emery, counsel to the Agents, as a condition to the purchase of Securities pursuant to such

    Terms Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

         (i) That (1) unless the Company and any Agent shall agree otherwise, each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement) and each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus and (2) each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, then, in any such case, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion or opinions of counsel for the Company satisfactory to such Agent, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, and of the same tenor as the opinions of counsel referred to in Sections 6(c) and 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

         (j) That each time the Registration Statement or the Prospectus shall be amended or supplemented and each time that a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, in either case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records, and each time the Company sells
    Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this
    Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall cause the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(e) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 6(e) hereof which was last furnished to such Agent;

         (k) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this
    Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement, amendment, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, to the effect that the statements contained in the certificate referred to in
    Section 6(h) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(h) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and

         (l) To offer to any person who has agreed to purchase Securities as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, at the related Time of Delivery fixed pursuant to the Administrative
    Procedure, any condition set forth in Sections 6(a), 6(e), 6(f) or 6(g) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4(l), for the respective judgments of an Agent with respect to certain matters referred to in such Sections
    6(a), 6(e) and 6(f),
    and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(a), 6(e) and 6(f) on behalf of any such person).

    5. PAYMENT OF EXPENSES. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to or on behalf of such Agent; (ii) the fees and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and the transactions contemplated hereunder; (iii) the cost of preparing this Agreement, any Terms Agreement, any Indenture, any Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 4(b) hereof, including fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky survey; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing certificates evidencing the Securities;
(viii) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses are incurred with the approval of the Company; and (x) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 5 and Sections 7 and 8 hereof, each Agent shall pay all of their own costs and other expenses it incurs including transfer taxes on resale of any Securities by them.

    6. CONDITIONS OF OBLIGATIONS. The obligation of any Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent's discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated in such Terms

Agreement by reference) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(k) hereof that is prior to such Solicitation Time or Time of Delivery (provided that any representations and warranties which refer to the Prospectus shall be deemed to refer to the Prospectus as amended and supplemented to the relevant date or times), as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions (in rendering legal opinions, such counsel may state that they are relying upon the opinions of other competent counsel and, as to factual matters, on representations of the Company made herein and on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to such Agent in other form):

         (a) (i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed or transmitted for filing with the Commission pursuant to and in accordance with Rule 424 under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

         (b) McDermott, Will & Emery, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to the valid existence of the Company, the validity of the Indenture, the Securities, the Registration
    Statement, the Prospectus as amended or supplemented and other related matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(h) hereof that is at or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Dykema Gossett PLLC, counsel for the Company shall have furnished to such Agent their written opinion, dated the Commencement Date and each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent, to the effect that:

              (i) the Company and BVPP have been duly incorporated and are validly existing as corporations in good standing under the laws of the jurisdiction in which they are incorporated with corporate power and authority to own their properties and conduct their business as described in the Prospectus. With respect to CACUK's due incorporation, existence, good standing and corporate power and authority, such counsel may state that it is aware that an opinion of local counsel in the country in which CACUK does business has been obtained by the Company and is being delivered to you on the Closing Date and may assume that you have reviewed a copy of such opinion;

              (ii) all of the issued and outstanding capital stock of BVPP has been duly authorized, validly issued and is fully paid and nonassessable, is owned by the Company and, except as disclosed in the Registration Statement or in this Agreement, to the best knowledge of such counsel, the Company owns directly or indirectly all of the outstanding capital stock of each Subsidiary, free and clear of any claims, liens, encumbrances or security interests;

              (iii) the authorized capital stock of the Company is as set forth in the Registration Statement. The issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid (to such counsel's actual knowledge and based upon a certificate of the chief executive officer or chief operating officer and of the principal financial officer of the Company) and nonassessable;

              (iv) the Securities have been duly and validly authorized by the Company and, when duly authenticated by the Trustee and issued, delivered and sold in accordance with this Agreement (and any applicable Terms Agreement) and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms and the terms of the Indenture, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

              (v) the Securities conform in all material respects to the description thereof contained in the Prospectus and conform in all material respects to the applicable provisions of the Indenture;

              (vi) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee and constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture conforms in all material respects to the description thereof contained in the Prospectus;

              (vii) the Registration Statement has become effective under the Act, and, to the actual knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and the Registration Statement, the Prospectus and each amendment or supplement thereto (except for the financial statements and the notes and schedules related thereto and other numerical, statistical or financial data included therein and the Statement of Eligibility, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; and the Indenture complies in all material respects as to form with the Trust Indenture Act;

              (viii) such counsel does not know of any statutes, rules and regulations required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; and such counsel does not know of any legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

              (ix) this Agreement has been duly authorized, executed and delivered by and on behalf of the Company, and is the legal, valid and binding agreement of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent the enforceability of the indemnification, exculpation and contribution provisions of this Agreement may be limited by applicable law and as to which no opinion need be expressed;

              (x) no approval, authorization or consent of any public board, agency, or instrumentality of the United States or of any state or other jurisdiction is necessary in connection with the issue or sale of the Securities by the Company pursuant to this Agreement (other than under the Act, any applicable blue sky laws and the rules of the NASD) or the consummation by the Company of any other transactions contemplated hereby;

              (xi) the execution and performance of this Agreement will not contravene any of the provisions of, or result in a default under, any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument known to such counsel, of the Company or any Subsidiary or by which the property of any of them is bound and which contravention or default would be material to the Company and the Subsidiaries taken as a whole; or violate any of the provisions of the articles of incorporation, charter or bylaws of the Company or any Subsidiary or, so far as is known to such counsel, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Company or any Subsidiary the effect of which would be materially adverse to the Company and the Subsidiaries taken as a whole;

              (xii) all documents incorporated by reference in the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; and

              (xiii) the Company is not an "investment company" or a person controlled by" an "investment company" within the meaning of the Investment Company Act.

         In addition, such counsel shall state that (x) in passing on the form of the Registration Statement and the

    Prospectus, such counsel has necessarily assumed the correctness and completeness of the statements made or included therein by the Company since such counsel did not verify independently the accuracy or completeness of such statements, (y) however, in the course of preparation of the Registration Statement and the Prospectus, such counsel had conferences with officials of the Company and its independent auditors, and with representatives of the Agents and their counsel, and also had discussions with such officials of the Company with a view toward a clear understanding on their part of the requirements of the Act and the rules and regulations with reference to the preparation of registration statements and prospectuses, and (z) such counsel's examination of the Registration Statement and the Prospectus and its discussions in the above-mentioned conferences did not disclose to it any information which gives it reason to believe that the Registration Statement or the Prospectus (other than financial statements and the notes and schedules related thereto and other numerical, statistical or financial data included therein and the Statement of Eligibility, as to which such counsel need express no opinion or belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus
    (other than financial statements and the notes and schedules related thereto and other numerical, statistical or financial data included therein and the Statement of Eligibility, as to which such counsel need express no opinion or belief) as of the date of such opinion contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. Such counsel may assume that the laws of the States of New York and Illinois as to the enforceability of contracts are not different than the laws of the State of Michigan.

         (d) An opinion of counsel reasonably acceptable to the Representatives addressed to the Underwriters and dated the Closing Date to the effect that:

              (i) CACUK has been duly organized and is validly existing as a limited liability company under the laws of England and Wales with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

              (ii) a search with the Registrar of Companies for England and Wales with respect to CACUK does not reveal the appointment of any liquidator, administrator or receiver; and

              (iii) the entire issued share capital of CACUK has been duly authorized and validly issued and an inspection of CACUK's Register of Members and of CACUK's filings with the Registrar of Companies for England and Wales indicate that the Company owns the whole of the issued share capital of CACUK.

         (e) Not later than 10:00 a.m., Chicago time, on the Commencement Date and on each applicable date referred to in Section 4(j) hereof that is at or prior to such Solicitation Time or Time of Delivery, as the case may be, the independent accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance reasonably satisfactory to such Agent, to the effect set forth in Annex III hereto;

         (f) Since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or any Subsidiary, whether or not arising in the ordinary course of business, which is in the reasonable judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

         (g) There shall not have occurred any of the following: (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, Michigan, New York, or United States authorities, or (iii) there shall have been any material and adverse change in financial markets or in political, economic or financial conditions which, in the opinion of such Agent, either renders it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities or the purchase of Securities from the Company and sale of the Securities on the terms set forth in the Prospectus or materially and adversely affects the market for the Securities, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of such Agent makes it impractical or inadvisable to proceed with the solicitation of offers to purchase Securities or the purchase of Securities from the Company as principal, pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

         (h) No downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) and (ii) no organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; and

         (i) The Company shall have furnished or caused to be furnished to such Agent certificates of officers of the Company (acting on behalf of the Company and without personal liability) dated the Commencement Date and each applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections
    (a), (e), (f) and (g) of this Section 6, and as to such other matters as such Agent may reasonably request.

    7. INDEMNIFICATION.

    (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Agent or such controlling person may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Agent and each such controlling person for any legal or other expenses reasonably incurred by such Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent, specifically for use therein. In addition to their other obligations under this Section 7(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(a), they will reimburse the Agents on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Agents for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Agent will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Agent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 7(b), each Agent agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(b), such Agent will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Agent's obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, which approval shall not be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Agents in the case of paragraph (a) and by the Company in the case of paragraph (b) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

         (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each Agent from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each Agent in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and each Agent shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities received by the Company, before deducting expenses, bears to the total commissions or discounts received by such Agent in respect thereof, in each case as contemplated by the Prospectus. The relative fault of the Company and each Agent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by or through it were sold to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

         (e) The provisions of this Section shall survive any termination of this Agreement.

    8. ACTION AS AGENT.  Each Agent, in soliciting offers to purchase
Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and
(ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

    9. SURVIVAL. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the

Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

    10. TERMINATION. The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a),
Section 4(d), Section 4(e), Section 5, Section 7, Section 8 and Section 9 hereof are concerned.

         Notwithstanding anything to the contrary contained herein, the Company may authorize any other person, partnership or corporation (an "Additional Agent") to act as its agent to solicit offers for the purchase of all or part of the Securities of the Company upon thirty days' prior notice to such Agents as are at such time parties to this Agreement; PROVIDED, HOWEVER that any Additional Agent shall execute this Agreement and become a party hereto and thereafter the term Agent as used in this Agreement shall mean the Agents and such Additional Agent.

    11. NOTICES. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and agreements hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to William Blair & Company, L.L.C. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 222 West Adams Street, Chicago, Illinois 60606, Attention: Manager, Fixed Income, FAX:
(312) ____________, if to First Chicago Capital Markets, Inc. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to _________________________________, Attention:
_______________, FAX: _______________; if to NationsBanc Capital Markets, Inc. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to: __________________________________,
Attention: _______________, FAX: _______________; and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 25505 W. 12 Mile Road, Suite 3000, Southfield, MI 48034-8339, Attention:
Chief Financial Officer.

    12. BINDING EFFECT. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Section 7, Section 8 and Section 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason of such purchase.

    13. TIME OF THE ESSENCE. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day when the office of the Commission in Washington, D.C. is open for business.

    14. GOVERNING LAW. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

    15. COUNTERPARTS. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                             Very truly yours,


                             CREDIT ACCEPTANCE CORPORATION


                             By: __________________________________

                             Title: _______________________________



Accepted as of the date hereof:

WILLIAM BLAIR & COMPANY, L.L.C.


By: _____________________________

Title: __________________________



FIRST CHICAGO CAPITAL MARKETS, INC.


By: _____________________________

Title: __________________________


NATIONSBANC CAPITAL MARKETS, INC.


By: _____________________________

Title: __________________________

                                                                        ANNEX I


                            CREDIT ACCEPTANCE CORPORATION

                                  MEDIUM-TERM NOTES

                                   TERMS AGREEMENT



                                   ______ __, 19___



William Blair & Company, L.L.C.   NationsBanc Capital Markets, Inc.
222 West Adams Street             NationsBanc Corporate Center
Chicago, Illinois  60606               7th Floor
                                  100 N. Tryon St., NC1-007-07-01
First Chicago Capital Markets,    Charlotte, NC 28255
  Inc.
One First National Plaza
Chicago, IL 60670


Ladies and Gentlemen:

         Credit Acceptance Corporation (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated _________, l997 (the "Distribution Agreement"), between the Company on the one hand and William Blair & Company, L.L.C., First Chicago Capital Markets, Inc., and NationsBanc Capital Markets, Inc. (the "Agents") on the other, to issue and sell to [name of Agent] the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [Name of Agent] which agrees to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                             CREDIT ACCEPTANCE CORPORATION


                             By: _________________________________
                             Title: ______________________________

Accepted:

[Name of Agent]


BY: ______________________________
Title: ___________________________

                                                            Schedule to Annex I


Title of Purchased Securities:

    [__$] Medium-Term Notes


Aggregate Principal Amount:

    [$_______]

    [Price to Public:]


Purchase Price by Agent:

    % of the principal amount of the Purchased Securities [, plus accrued interest from ______ to ______] [and accrued amortization, if any, from ______ to ______]


Time of Delivery:

     ____________________________________


Closing Location:

     ____________________________________


Maturity:

     ____________________________________


Interest Rate Provisions:



Interest Payment Dates:

    [months and dates]

Other Provisions:

Documents to be Delivered:

    The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

         [(1) The opinion or opinions of counsel to the agents referred to in Section 4(h).]

         [(2)  The opinion of counsel to the Company referred to in
    Section 4(i).]

         (3)  [The accountants' letter referred to in section 4(j).]

         (4)  [The officers' certificate referred to in Section 4(k).]


Other Provisions (including Syndicate Provisions, if applicable):

                                                                      ANNEX II

                             CREDIT ACCEPTANCE CORPORATION


                               MEDIUM-TERM NOTES, SERIES A
                               ADMINISTRATIVE PROCEDURES
                            (Dated as of ___________, 1997)


     Medium-Term Notes (the "Notes") with an aggregate initial issuance price of up to $_______________ are to be offered on a continuing basis by Credit Acceptance Corporation (the "Company") through William Blair & Company, L.L.C., First Chicago Capital Markets, Inc. and NationsBanc Capital Markets, Inc., who, as agents (each an "Agent," and, collectively, the "Agents"), have agreed to use their reasonable efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

     The Notes are being sold pursuant to a Distribution Agreement between the Company and each of the Agents, dated ___________, 1997 (the "Distribution Agreement"). The Notes will constitute a part of a series of debt securities, to be issued under the Indenture dated as of ______________, 1997 (the "Indenture") between the Company and ___________________________, as trustee (the "Trustee").  Each Note will be denominated in U.S. dollars.
A Registration Statement on Form S-3 with respect to debt securities of the Company, including the Notes, has been filed with the Securities and Exchange Commission (the "Commission") and has become effective. The base prospectus relating to the debt securities and a prospectus supplement relating to the Notes in the form most recently filed with the Commission is herein referred to as the "Prospectus." The description of the Notes included in the Prospectus shall be deemed to be included herein. The most recent supplement to the Prospectus with respect to the specific terms of particular Notes is herein referred to as the "Pricing Supplement."

     The Notes will be issued in book-entry form and represented by one or more fully registered Notes (each, a "Global Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC") and recorded in the book-entry system maintained by DTC. Owners of beneficial interests in Global Notes will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

     In connection with the qualification of book-entry Notes issued for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

     Administrative procedures and specific terms of the offering are explained below. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the applicable Indenture or the Notes as the case may be.

Acceptance and     The Company shall have the sole right
 Rejection of      to accept offers to purchase Notes from
 Offers:           the Company and may reject any such offer in whole
                   or in part. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it.
                   Each Agent shall have the right, in its discretion, without notice to the Company, to reject any offer to purchase Notes in whole or in part.

Procedure for      When a decision has been reached to change the interest
 Changing Rates    rate or any other  variable term on any Notes being offered
 or Other          by the Company, the Company will promptly advise the Agents
 Variable Terms:   and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase at a new interest rate or new variable term, the Company, the Agent which presented such offer (the "Presenting Agent") and the Trustee shall follow the procedures set forth below under "Settlement
                   Procedures." The foregoing procedure for changes shall in no way affect the Company's right to suspend all solicitations of offers to purchase Notes as set forth in the Distribution Agreement.

Suspension of      The Company may instruct the Agents to suspend solicitation
 Solicitation;     of purchases at any time.  Upon receipt of such instructions
 Amendment         the Agents will forthwith suspend solicitation of offers to or Supplement:

                   purchase from the Company until such time as the Company has advised them that solicitation of offers to purchase may be resumed. If the Company decides to amend the Registration Statement or the Prospectus (including incorporating any documents by reference therein) or supplement any of such documents (other than to change rates or other variable terms), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment (including any document proposed to be incorporated by reference therein) or supplement. One copy of such filed document will be delivered or mailed to the Agents.

                   In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to change interest rates or other variable terms) there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of        A copy of the most recent Prospectus and the applicable
 Prospectus        Pricing and the applicable Supplement must accompany or
 and applicable    precede the earlier of (a) the written confirmation of a
 Pricing           sale sent to a customer or his agent or (b) the delivery of
 Supplement:       Notes to a purchaser or its agent.

Authenticity of    The Agents will have no obligations or liability to the
 Signatures:       Company or the Trustee in respect of the authenticity
                   of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Preparation of     If any offer to purchase a Note is accepted by the
 Pricing           Company, the Company, with the approval of the Presenting
 Supplement:       Agent, will prepare a Pricing Supplement reflecting the
                   terms of such Note and file such Pricing Supplement relating to the Notes and the plan of distribution thereof with the Commission, in accordance with Rule 424(b) under the Securities Act of 1933, as amended. The Presenting Agent will cause a Prospectus with a Pricing Supplement attached to be delivered to the purchaser of the Note.


                   In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to the Prospectus prior to its use.

                   Information to be included in the Pricing Supplement shall include:

                   1. the name of the Company;

                   2. the title of the Notes;

                   3. the date of the Pricing Supplement and the date of
                      the Prospectus to which the Pricing Supplement relates;

                   4. the name of the Presenting Agent (as defined below);

                   5. whether such Notes are being sold to the Presenting
                      Agent as principal or to an investor or other purchaser through the Presenting Agent acting as agent for the Company;

                   6. with respect to Notes sold to the Presenting Agent as
                      principal; whether such Notes will be resold by the Presenting Agent to investors and other purchasers at (i) a fixed public offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Presenting Agent;

                   7. with respect to Notes sold to an investor or other
                      purchaser through the Presenting Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;

                   8. the Presenting Agent's discount or commission;

                   9. Net proceeds to the Company;

                  10. the Principal Amount, Original Issue Date, Stated
                      Maturity, Interest Payment Date(s), Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, Optional Repayment Date(s), if any, and, in the case of Fixed Rate Notes, the Interest Rate, and whether such Fixed Rate Note is a Discount Note (and, if so, the Issue Price), and, in the case of Floating Rate Notes, the Base Rate, Index Maturity (if applicable), Initial Interest Rate, if any, Maximum Interest Rate, if any, Initial Interest Reset Date, Interest Reset Dates, Spread and/or Spread Multiplier, if any, and Calculation Agent; and

                  11. any other additional provisions of the Notes material
                      to investors or other purchasers of the Notes not otherwise specified in the Prospectus.

                   The Company shall use its reasonable best efforts to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. Central time, on the Business Day following the applicable trade date) to the Presenting Agent and the Trustee at the following applicable address: if to William Blair & Company, L.L.C., to:
                   ______________________________________,
                   ______________________________________,
                   ______________________________________;if to
                   First Chicago Capital Markets, Inc., to:
                   ___________________________
                   ______________________________________,
                   ______________________________________,
                   ______________________________________; and, if to
                   NationsBanc Capital Markets, Inc., to:
                   ____________________________,
                   ______________________________________.

Issuance:          All Fixed Rate Notes issued in book-entry form having the
                   same Original Issue Date, interest rate, and Stated
                   Maturity (collectively, the "Fixed Rate Terms") will be represented initially by a single Global Note in fully registered form without coupons; and all Floating Rate
                   Notes issued in book-entry form having the same Original
                   Issue Date, base rate upon which interest may be determined (each, a "Base Rate"), which may be the Commercial Paper Rate, the Treasury Rate or LIBOR, the lower of two or more Base Rates, or any other rate set forth by the Company, Initial Interest Rate, Index
                   Maturity, Spread or Spread multiplier, if any, minimum interest rate, if any, maximum interest rate, if any, and Stated Maturity (collectively, "Floating Rate Terms") will be represented initially by a single Note.

                   The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of approximately 900 CUSIP numbers which have been reserved for future assignment to Global Notes and the Company has delivered to the Trustee and DTC an initial written list of such CUSIP numbers. The Trustee will assign CUSIP numbers to Global Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Notes.

                   The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC.

Registration:      Unless otherwise specified by DTC, each Global Note will be registered in the name of CEDE & CO., as nominee for DTC, on the register maintained by the Trustee under the Indenture.
                   The beneficial owner of a Note issued in book-entry form
                   (I.E., an owner of a beneficial interest in a Global Note)
                   (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC
                   (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:         Transfers of beneficial interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:         The Trustee may deliver to DTC and the CUSIP Service
                   Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Global Notes having the same
                   Fixed Rate Terms or Floating Rate Terms, as the case may be, (other than Original Issue Dates) and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest

                   Payment Date for the related Notes issued in book-entry form, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

Notice of Interest On the first Business Day of January, April,
 Payment Dates:    July and October of each year, the Trustee will
                   deliver to the Company and DTC a written list of Regular
                   Record Dates and Interest Payment Dates that will occur during the six-month period beginning on such first
                   Business Day with respect to Floating Rate Notes issued in book-entry form. Promptly after each Interest
                   Determination Date for Floating Rate Notes issued in book-entry form, the Trustee will notify Standard & Poor's of the interest rates determined on such Interest
                   Determination Date.


Payments of        PAYMENTS OF INTEREST ONLY.  Promptly Principal after
Principal          each Regular Record Date, the Trustee will deliver to the
and Interest       Company and DTC a written notice specifying, by CUSIP
                   number, the amount of interest to be paid on each Global
                   Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the

                   Company will pay to the Trustee in immediately available funds, and the Trustee in turn will pay to DTC in immediately available funds, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment."

                   PAYMENTS AT MATURITY. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Global Note maturing or otherwise becoming due in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Global Note on or about the fifth Business Day preceding the Maturity of such Global Note. At such Maturity, the Company will pay to the Trustee in immediately available funds, and the Trustee in turn will pay to DTC in immediately available funds, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment." If any Maturity of a Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Global Note, the Trustee will cancel such Global Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Global Notes as of the immediately preceding Business Day.

                   MANNER OF PAYMENT. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds no later than 10:00 a.m., New York City time, on such date. Prior to 10:00 a.m., New York City time, on such date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by

                   DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or interest on, the Global Notes to such Participants.

                   WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement:        The receipt of immediately available funds by the Company
                   in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute
                   "settlement." Offers accepted by the Company will be settled three Business Days following acceptance or at such other time as the purchaser and the Company shall agree, pursuant to the timetable for settlement set forth under "Settlement Procedures". If procedures A and B of the Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the "Settlement Procedures Timetable," such offer shall not be settled until the Business Day following the completion of Settlement Procedures A and B or such later date as the purchaser and the Company shall agree.

                   In the event of a purchase of Notes by any Agent as principal, appropriate settlement details will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Distribution Agreement.

Settlement         Settlement Procedures with regard to each Note sold
 Procedures:        by each Agent, as agent of the Company, will be as follows:

                   A. The Agent will advise the Company by telephone of the following Settlement information:

                   1.   Taxpayer identification number of the purchaser.

                   2.   Principal amount of the Note.

                   3.   Fixed Rate Notes:

                        (a)  interest rate; and

                        (b)  interest payment dates.

                        Floating Rate Notes:

                        (a)  interest rate basis;
                        (b)  initial interest rate;
                        (c)  spread or spread multiplier, if any;
                        (d)  interest rate reset dates;
                        (e)  interest rate reset period;
                        (f)  interest payment dates;
                        (g)  index maturity;
                        (h)  calculation agent;
                        (i)  maximum interest rate, if any;
                        (j)  minimum interest rate, if any;
                        (k)  calculation date; and
                        (l)  interest determination dates.

                   4.   Price to public of the Note.

                   5.   Trade date.

                   6.   Settlement Date (Original Issue Date).

                   7.   Stated Maturity.

                   8.   Redemption provisions, if any.

                   9.   Repayment provisions, if any.

                  10.   Net proceeds to the Company.

                  11.   Agent's discount or commission.

                  12. Whether such Note is being sold to the Agent as principal or to an investor through the Agent acting as agent of the Company.

                  13.  Any additional terms with respect to the Note.

              B. The Company will advise the Trustee by electronic transmission of the above settlement information received from the Presenting Agent and the Trustee will assign a CUSIP number to the Global Note.

              C. The Trustee will communicate to DTC and the Agent through DTC's Participant Terminal System, a pending deposit message specifying the following settlement information:

                   1.  The information set forth in Settlement Procedure A.

                   2. Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Agent.

                   3. Identification as a Fixed Rate Global Note or Floating Rate Global Note.

                   4. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

                   5.  CUSIP number of the Global Note.

                   6. Whether such Global Note represents any other Notes issued or to be issued in book-entry form.

              D. The Company will complete and deliver to the Trustee, or the Trustee will complete with terms furnished by the Company, as appropriate in the circumstances, a Global Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

              E. The Trustee will authenticate the Global Note representing such Note.

              F. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

              G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Presenting Agent maintained by DTC and (ii) to debit the settlement account of the Presenting Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Agent's commission. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

              H. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal system instructing DTC
                   (i) to debit such Note to the Presenting Agent's participant account and credit such Note to the participant account of the participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent maintained by DTC, in an amount equal to the initial public offering price of such Note.

              I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

              J. The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure G.

              K. The Trustee will send a copy of the Global Note by first-class mail to the Company together with a statement setting forth the principal amount of Notes outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.

              L. The Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser.


Settlement         For offers to purchase Notes accepted by the Company,
 Procedures         Settlement Procedures "A" through "L" set forth above
 Timetable:         shall be completed as soon as possible but not later above above the respective times (New York City time) set forth below:

                   Settlement
                   Procedure      Time
                   ----------     ----

                   A-B 11:00 a.m. on the trade date or within one hour following trade

                     C           No later than the close of business on
                                 the trade date

                     D           3:00 p.m. on the Business Day before
                                 Settlement Date

                     E           9:00 a.m. on Settlement Date

                     F           10:00 a.m. on Settlement Date

                    G-H          No later than 2:00 p.m. on
                                 Settlement Date

                     I           4:45 p.m. on Settlement Date

                    J-L          5:00 p.m. on Settlement Date

                   If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures A, B, and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such sale date. In connection with a sale which is to be settled more than one Business Day after the trade date, if the Initial Interest Rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                   If Settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle: If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note issued in book-entry form pursuant to Settlement Procedure G, the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Global Note, the Trustee will mark such Global Note "cancelled," make appropriate entries in its records and send such cancelled Global Note to the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Global Note, the

                   Trustee will exchange such Global Note for two Global Notes, one of which shall represent the Global Notes for which withdrawal messages are processed and shall be cancelled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

                   If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                   Notwithstanding the foregoing, upon any failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.

                                                                      ANNEX III

         Pursuant to Section 6(e) of the Distribution Agreement, the independent accountants shall furnish letters to the Agents to the effect that:

         (1) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act.

         (2) In their opinion the consolidated financial statements and schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the caption "Selected Consolidated Financial Data" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Exchange Act.

         (3) They have undertaken specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to December 31, 1996, a reading of minutes of meetings of the stockholders and directors of the Company and its subsidiaries since __________________, 19____, a reading of the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, and have been advised by officers of the Company that (i) the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Exchange Act and that such unaudited financial statements are fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, [IF APPLICABLE, COVER PRO FORMA FINANCIAL STATEMENTS] and (ii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second letter, there was no change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and its subsidiaries on a consolidated basis and no decrease in consolidated net current assets or consolidated stockholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date

                                     III-1
thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were no decreases, as compared with the corresponding period of the prior year, in consolidated total revenue, operating income or in the total or per share amounts of consolidated net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

         (4) They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and its subsidiaries.






























                                     III-2